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                                 Exhibit 23.9



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. for the year ended December 31, 1996, included in Form 10-K for Premier Bancshares, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Post Effective Amendment No. 2 on Form S-8 to the Registration Statement of Premier Bancshares, Inc. on Form S-4 (File No. 333-83191) pertaining to the assumption of the Bank Atlanta, Inc. 1996 Directors and Executive Officers' Stock Option Plan.



                                        /s/ PORTER KEADLE MOORE, LLP




Atlanta, Georgia
November 5, 1999